Exhibit 99.1

Greenwave Technology Solutions Regains Compliance with Nasdaq Market Value of Listed Securities Requirement

Nasdaq Grants Company 180 Day Extension to Regain Compliance with $1.00 Minimum Bid Price Requirement

(Chesapeake, VA) April 4, 2024 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (Nasdaq: GWAV), a leading operator of metal recycling facilities in Virginia, North Carolina, and Ohio, announced that it has received a formal notice from the Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with the market value of listed securities requirement under Nasdaq Listing Rule 5550(b)(2) for continued listing on the Nasdaq Capital Market. However, if the Company fails to evidence compliance upon filing its next periodic report, it may be subject to delisting.

Further, Nasdaq provided the Company an additional 180 calendar days, or until September 30, 2024, to regain compliance with the $1.00 minimum bid price requirement for continued listing under Nasdaq Listing Rule 5550(a)(2). If the Company does not regain compliance by September 30, 2024, Nasdaq would notify the Company that its securities would be subject to delisting.

Greenwave believes it is on track to generate record revenues with record volume of steel processed in 2024. For more information, please see the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 4, 2024.

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc. (“Empire”), is a leading operator of 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The Company’s recycling facilities collect, classify, and process raw scrap metal (ferrous and nonferrous) and implement several unique technologies to increase metal processing volumes and operating efficiencies, including a downstream recovery system and cloud-based ERP system.

Steel is one of the world’s most recycled products with the ability to be re-melted and re-cast numerous times. Recycling steel provides key environmental benefits over virgin metals, including reduced energy use, lower CO2 emissions, lower waste, and conserving natural resources. Greenwave’s customers include large corporations, industrial manufacturers, retail customers, and government organizations. The Company plans to aggressively expand its footprint of locations by acquiring independent, profitable scrap yards in the coming months. For more information, please visit www.GWAV.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, margin expansion and cashflow projections. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company’s common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:

(800) 490-5020

Info@GWAV.com